EXHIBIT 23.3

                            WILLIAMS & WEBSTER, P.S.
               Certified Public Accountants & Business Consultants

The Board of Directors
Cadence Resources Corporation
Walla Walla, Washington

                   CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated December 10, 2003, on the financial statements of Cadence Resources Corporation as of September 30, 2003, 2002 and 2001 and the periods then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Spokane, Washington

July 15, 2004





   Members of Private Companies Practice Section, SEC Practice Section, AICPA
                                    and WSCPA
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      Phone (509) 838-5111 o Fax (509) 838-5114 o www.williams-webster.com